Exhibit T3E2

Solicitation Version
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF GEORGIA
AUGUSTA DIVISION

In re:	Chapter 11

MORRIS PUBLISHING GROUP, LLC, et al.,[1]	Case No. 09-

Debtors.	Joint Administration Requested

BENEFICIAL HOLDER BALLOT FOR CLASS 6 SENIOR NOTES CLAIMS FOR
ACCEPTING OR REJECTING THE DEBTORS’ PREPACKAGED JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE DEBTORS’ TABULATION AGENT, KURTZMAN CARSON CONSULTANTS LLC (THE “TABULATION AGENT”), AT 917-639-4278.

•	PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS BALLOT.

•	THIS BALLOT, OR THE MASTER BALLOT PREPARED BY YOUR NOMINEE, MUST BE ACTUALLY RECEIVED BY THE TABULATION AGENT BY 11:59 P.M. (PREVAILING EASTERN TIME) ON JANUARY 12, 2010 (THE “VOTING DEADLINE”).

•	IF THE BANKRUPTCY COURT CONFIRMS THE PLAN, IT WILL BIND YOU REGARDLESS OF WHETHER YOU HAVE VOTED.

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS BALLOT.
This ballot (the “Ballot”) is being sent to you because records indicate that you are a Holder of a Class 6 Senior Notes Claim as of December 9, 2009 (the “Voting Record Date”), and, accordingly, you have a right to vote to accept or reject the Debtors’ Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code dated December 14, 2009 (the “Plan”).2 This Ballot may not be used for any purpose other than for submitting votes with respect to the Plan.
Your rights are described in the Offering Memorandum and Disclosure Statement for the Debtors’ Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated December 14, 2009 (the “Disclosure Statement”). The Plan and Disclosure Statement are included in the packet you are receiving with this Ballot (collectively, the “Solicitation Package”).

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Morris Publishing Group, LLC (9462); Athens Newspapers, LLC (“Athens”) (3084); Broadcaster Press, Inc. (3275); Homer News, LLC (“Homer”) (8613); Log Cabin Democrat, LLC (“Log Cabin”) (5012); Morris Publishing Finance Co. (3044); MPG Allegan Property, LLC (5060); MPG Holland Property, LLC (5060); Southeastern Newspapers Company, LLC (5156); Southwestern Newspapers Company, L.P. (1328); The Oak Ridger, LLC (5060); The Sun Times, LLC (“Sun Times”) (2529); Yankton Printing Company (8120); Stauffer Communications, Inc. (0047); and Florida Publishing Company (8216). Athens’s address is One Press Place, Athens, Georgia 30603. Homer’s address is 3482 Landings Street, Homer, Alaska 99603. Log Cabin’s address is 1058 Front Street, Conway, Arkansas 72033. Sun Times’s address is 104 S. Railroad Street, Ridgeland, South Carolina 29936. All other Debtors maintain an address at 725 Broad Street, Augusta, Georgia 30901.

[2]	Capitalized terms not defined herein shall have the meanings ascribed to them in the Plan.

Solicitation Version
Important: No chapter 11 cases have been commenced as of the date of the distribution of this Ballot.
You should carefully and thoroughly review the Disclosure Statement and Plan before you vote. You may wish to seek legal advice concerning the Plan and classification and treatment of your Claim under the Plan. Your Claim has been placed in Class 6 under the Plan.
IF YOU RECEIVED A BALLOT AND A RETURN ENVELOPE ADDRESSED TO KURTZMAN CARSON CONSULTANTS LLC, YOUR COMPLETED BALLOT MUST BE ACTUALLY RECEIVED BY KURTZMAN CARSON CONSULTANTS LLC BY 11:59 P.M. (PREVAILING EASTERN TIME) ON JANUARY 12, 2010 (THE “VOTING DEADLINE”).
IF YOU RECEIVED A BALLOT AND A RETURN ENVELOPE ADDRESSED TO YOUR BROKER OR BANK (“INTERMEDIARY” OR “NOMINEE”), YOUR COMPLETED BALLOT MUST BE SENT TO YOUR NOMINEE (NOT TO KURTZMAN CARSON CONSULTANTS LLC), ALLOWING SUFFICIENT TIME FOR YOUR NOMINEE TO RECEIVE YOUR BALLOT, COMPLETE A MASTER BALLOT, AND TRANSMIT THE MASTER BALLOT TO KURTZMAN CARSON CONSULTANTS LLC SO THAT IT IS ACTUALLY RECEIVED BY THE VOTING DEADLINE. IF MATERIALS FROM YOUR NOMINEE ACCOMPANYING THIS BALLOT DO NOT MAKE SUCH DEADLINE CLEAR, PLEASE CONTACT YOUR NOMINEE.
Item 1. Principal Amount of Class 6 Senior Notes Claims Being Voted
The undersigned hereby certifies that as of December 9, 2009 (the Voting Record Date), the undersigned was the beneficial owner (or authorized signatory for a beneficial owner) of Class 6 Senior Notes Claims in the following aggregate principal amount (insert amount in box below).
$
Item 2. Vote of Class 6 Senior Notes Claims
The Holder of the Class 6 Senior Notes Claims set forth in Item 1 votes to (please check one):

Accept the Plan	Reject the Plan
☐	☐
Item 3. (Optional) Election to Opt-out of Release Provisions
If you are (a) not party to the Restructuring Support Agreement, dated October 30, 2009 between Morris Publishing Group and certain holders of the Senior Notes (the “Restructuring Support Agreement”) and (b) do not vote to accept the Plan, then you may elect to withhold your consent to the releases set forth in Article VIII.D of the Plan by checking the box below. Election to withhold consent is at your option. If you submit your Ballot without this box checked, you will be deemed to consent to the releases set forth in Article VIII.D. of the Plan.
☐	The undersigned is not party to the Restructuring Support Agreement, has not voted to accept the Plan, and elects not to grant the releases contained in Article VIII.D. of the Plan

Solicitation Version
Item 4. Class 6 Senior Notes Held In Additional Accounts
ONLY COMPLETE THIS SECTION IF YOU ARE SUBMITTING SEPARATE BALLOTS FOR CLASS 6 SENIOR NOTES CLAIMS OTHER THAN AS SET FORTH IN ITEM 1.
By completing and returning this Ballot, the undersigned certifies that either: (a) the Holder has not submitted ballots for Class 6 Senior Notes Claims other than set forth in Item 1; or (b) the Holder has provided the information specified in the following table for all other Class 6 Senior Notes Claims for which the holder has submitted a ballot, each of which indicates the same vote to accept or reject the Plan as in this Ballot (please use additional sheets of paper if necessary):
OTHER BALLOTS CAST IN RESPECT OF CLASS 6 SENIOR NOTES CLAIMS

Aggregate Unpaid Principal Amount
Account Number	Name of Holder[3]	of Class 6 Senior Notes Claims Voted

Item 5. Certifications
Upon execution of this Ballot, the undersigned certifies that:
1.	as of the Voting Record Date, the undersigned was the beneficial owner (or authorized signatory for a beneficial owner) of Class 6 Senior Notes Claims in the amount set forth in Item 1;
2.	the Holder is eligible to be treated as the Holder of the Class 6 Senior Notes Claims set forth in Item 1 for the purposes of voting on the Plan;
3.	the Holder has received a copy of the Solicitation Package and acknowledges that the solicitation is being made pursuant to the terms and conditions set forth therein;
4.	the Holder acknowledges that the Debtors have not authorized any person to give any information or advice, or to make any representation, other than what is included in the materials mailed with this Ballot and has not relied on any statement made or other information received from any person with respect to the Plan other than the information contained in the Solicitation Package or other publicly available materials;
5.	the Holder has cast the same vote with respect to all of the Holder’s Class 6 Senior Notes Claims;
6.	the Holder understands and acknowledges that only the latest-dated Ballot cast and actually received by the Tabulation Agent prior to the Voting Deadline with respect to the Class 6 Senior Notes Claims set forth in Item 1 will be counted, and, if any other Ballot has been previously cast with respect to the Class 6 Senior Notes Claims set forth in Item 1, such other Ballot shall be deemed revoked;
7.	the Holder understands and acknowledges that the Plan shall serve as a motion by the Debtors seeking entry of an order substantively consolidating all of the Estates into a single consolidated Estate for all purposes associated with Confirmation and Consummation and, if substantive consolidation is not ordered, the Debtors may, among other things, file Subplans of reorganization and the confirmation requirements of section 1129 of the Bankruptcy Code must be satisfied separately with respect to each Subplan; provided that the Holder’s vote to accept or reject the Plan may be deemed a vote to accept or reject an applicable

[3]	If the Class 6 Senior Notes Claims are held by you in record name, insert your name or, if it is held in street name, insert the name of your Nominee.

Solicitation Version
Subplan (as the case may be) to the extent that such Subplan does not provide the Holder with less favorable treatment than the Holder would have received if the Bankruptcy Court had ordered substantive consolidation;
8.	the Holder understands and acknowledges that the securities being distributed pursuant to the Plan will be acquired for the Holder’s own account and not with a view to any distribution of such securities in violation of the United States Securities Act of 1933; and
9.	the Holder understands and acknowledges that all authority conferred or agreed to be conferred pursuant to this Ballot, and every obligation of the Holder hereunder, shall be binding upon the transferees, successors, assigns, heirs, executors, administrators, and legal representatives of the Holder and shall not be affected by, and shall survive, the death or incapacity of the Holder.
Item 6. Holder Information and Signature

Name of Holder:

Social Security or Federal Tax I.D. No.:

Signature:

Names of Signatory (if other than Holder):

Title:

Address:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THE BALLOT AND RETURN IT PROMPTLY IN THE
RETURN ENVELOPE PROVIDED.
YOUR BALLOT, OR THE MASTER BALLOT PREPARED BY YOUR NOMINEE, MUST BE
ACTUALLY RECEIVED BY THE TABULATION AGENT BY THE VOTING DEADLINE,
WHICH IS 11:59 P.M. (PREVAILING EASTERN TIME) ON JANUARY 12, 2010

Solicitation Version
IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING INSTRUCTIONS, PLEASE CALL THE
DEBTORS’ TABULATION AGENT, KURTZMAN CARSON CONSULTANTS, AT 917-639-4278
VOTING INSTRUCTIONS
1.	As described in the Disclosure Statement, the Debtors are soliciting the votes of Holders of Class 6 Senior Notes Claims with respect to the Plan. The Plan and Disclosure Statement are included in the Solicitation Package you are receiving with the Ballot. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.
2.	The Plan can be confirmed by the Bankruptcy Court and thereby made binding upon you if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of claims in at least one class that votes on the Plan and if the Plan otherwise satisfies the requirements for confirmation provided by section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.
3.	To ensure that your vote is counted, you must: (a) complete the Ballot; (b) indicate your decision either to accept or reject the Plan in Item 2 of the Ballot; (c) indicate your decision regarding whether to opt-out of the release provisions of the Plan in Item 3 of the Ballot (if you vote to reject the Plan); and (d) sign and return the Ballot in accordance with the instructions on the Ballot.
4.	The time by which a Ballot or Master Ballot is actually received by Kurtzman Carson Consultants shall be the time used to determine whether a Ballot or Master Ballot has been submitted by the Voting Deadline. The Voting Deadline is January 12, 2010, at 11:59 p.m. (prevailing Eastern Time).
5.	If a Ballot or Master Ballot is received after the Voting Deadline, it will not be counted unless the Debtors determine otherwise or as permitted by the Bankruptcy Court. In all cases, Holders should allow sufficient time to assure timely delivery. No Ballot or Master Ballot should be sent to the Debtors or the Debtors’ financial or legal advisors.
6.	If multiple Ballots are received from an individual Holder with respect to the same Claim prior to the Voting Deadline, the last Ballot timely received will supersede and revoke any previously received Ballot.
7.	The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan, to opt-out of the releases set forth in Article VIII.D of the Plan and to make certain certifications with respect thereto. Accordingly, at this time, creditors should not surrender certificates or instruments representing or evidencing their Claims, and the Debtors will not accept delivery of any such certificates or instruments surrendered together with a Ballot.
8.	The Ballot does not constitute, and shall not be deemed to be: (a) a proof of claim or interest; or (b) an assertion or admission with respect to any claim or interest.
9.	Please be sure to sign and date your Ballot. If you are completing the Ballot on behalf of an Entity, indicate your relationship with that Entity and the capacity in which you are signing.
10.	You must vote your entire Class 6 Senior Notes Claim either to accept or reject the Plan and may not split your vote. Accordingly, a Ballot that partially rejects and partially accepts the Plan will not be counted. In addition, the following Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the Holder; (b) any Ballot cast by a Person or Entity that does not hold a Claim or Interest in a Class that is entitled to vote on the Plan, or is otherwise not entitled to vote on the Plan; (c) any unsigned Ballot; and/or (d) any Ballot not marked to either accept or reject the Plan, or marked both to accept and reject the Plan.

Solicitation Version
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE SOUTHERN DISTRICT OF GEORGIA
AUGUSTA DIVISION

In re:	Chapter 11

MORRIS PUBLISHING GROUP, LLC, et al.,[4]	Case No. 09-

Debtors.	Joint Administration Requested

MASTER BALLOT FOR CLASS 6 SENIOR NOTES CLAIMS FOR
ACCEPTING OR REJECTING THE DEBTORS’ PREPACKAGED JOINT PLAN OF
REORGANIZATION PURSUANT TO CHAPTER 11 OF THE BANKRUPTCY CODE
FOR USE BY BROKERS, DEALERS, BANKS AND OTHER AGENTS OR NOMINEES FOR BENEFICIAL HOLDERS OF MORRIS PUBLISHING GROUP LLC’S 7% SENIOR SUBORDINATED NOTES

•	IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, PLEASE CALL THE DEBTORS’ TABULATION AGENT, KURTZMAN CARSON CONSULTANTS LLC (THE “TABULATION AGENT”), AT 917-639-4278.

•	PLEASE READ AND FOLLOW THE ENCLOSED VOTING INSTRUCTIONS CAREFULLY BEFORE COMPLETING THIS MASTER BALLOT.

•	THIS MASTER BALLOT MUST BE ACTUALLY RECEIVED BY THE TABULATION AGENT BY 11:59 P.M. (PREVAILING EASTERN TIME) ON JANUARY 12, 2010 (THE “VOTING DEADLINE”).

•	NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR ADVICE, OR TO MAKE ANY REPRESENTATION, OTHER THAN WHAT IS INCLUDED IN THE MATERIALS MAILED WITH THIS MASTER BALLOT.
The Debtors are sending this master ballot (the “Master Ballot”) to brokers, dealers, commercial banks, trust companies or other agent nominees (each, a “Nominee”) of beneficial holders of Class 6 Senior Notes Claims (the “Beneficial Holders”) as of December 9, 2009 (the “Voting Record Date”).5 Nominees should use the Master Ballot to cast votes to accept or reject the Plan and to make elections on behalf of and in accordance with the ballots cast by the Beneficial Holders holding Class 6 Senior Notes Claims through them. In lieu of submitting this Master Ballot, Nominees also may send Beneficial Holders a pre-validated Class 6 Senior Notes Claims ballot (a “Pre-Validated Ballot”).

[1]	The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Morris Publishing Group, LLC (9462); Athens Newspapers, LLC (“Athens”) (3084); Broadcaster Press, Inc. (3275); Homer News, LLC (“Homer”) (8613); Log Cabin Democrat, LLC (“Log Cabin”) (5012); Morris Publishing Finance Co. (3044); MPG Allegan Property, LLC (5060); MPG Holland Property, LLC (5060); Southeastern Newspapers Company, LLC (5156); Southwestern Newspapers Company, L.P. (1328); The Oak Ridger, LLC (5060); The Sun Times, LLC (“Sun Times”) (2529); Yankton Printing Company (8120); Stauffer Communications, Inc. (0047); and Florida Publishing Company (8216). Athens’s address is One Press Place, Athens, Georgia 30603. Homer’s address is 3482 Landings Street, Homer, Alaska 99603. Log Cabin’s address is 1058 Front Street, Conway, Arkansas 72033. Sun Times’s address is 104 S. Railroad Street, Ridgeland, South Carolina 29936. All other Debtors maintain an address at 725 Broad Street, Augusta, Georgia 30901.

[2]	A “Beneficial Holder” is a beneficial owner of Senior Notes Claims in Class 6 as of the Voting Record Date, as reflected in the records maintained by Nominees holding through The Depository Trust Company, or other relevant security depository, and/or the applicable indenture trustee.

Solicitation Version
This Master Ballot may not be used for any purpose other than for submitting votes with respect to the Debtors’ Prepackaged Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code dated December 14, 2009 (the “Plan”).6 Your rights and the rights of Beneficial Holders are described in the Offering Memorandum and Disclosure Statement for Solicitation of Acceptances of a Prepackaged Plan of Reorganization (the “Disclosure Statement”). A ballot for Beneficial Holders of Class 6 Senior Notes Claims (the “Beneficial Holder Ballot”), along with the Plan and the Disclosure Statement (collectively with a pre-addressed, postage pre-paid return envelope, the “Solicitation Package”), was sent simultaneously with this Master Ballot. If you need any of these documents, please contact Kurtzman Carson Consultants LLC at the phone number listed above.
Item 1. Certification of Authority to Vote
The undersigned certifies that, as of the Voting Record Date, the undersigned (please check the applicable box):
☐	is a Nominee for the Beneficial Holders of the aggregate amount of Class 6 Senior Notes Claims listed in Item 2 below, and is the registered holder of such Class 6 Senior Notes Claims,

☐	is acting under a power of attorney and/or agency (a copy of which must be provided upon request) granted by a bank, broker, or other Nominee that is the registered holder of the aggregate amount of Class 6 Senior Notes Claims listed in Item 2 below, or

☐	has been granted a proxy (an original of which is annexed hereto) from a bank, broker, or other Nominee, or a Beneficial Holder, that is the registered holder of the aggregate amount of the Class 6 Senior Notes Claims listed in Item 2 below and, accordingly, has full power and authority to vote to accept or reject the Plan on behalf of the Beneficial Holders described in Item 2 below.

[3]	Capitalized terms not defined herein shall have the meanings assigned to them in the Plan.

Solicitation Version
Items 2 and 3. Vote on Plan and Release Provisions
The undersigned transmits the following votes of Beneficial Holders in respect of their Class 6 Senior Notes Claims, and certifies that the following Beneficial Holders, as identified by their respective customer account numbers set forth below, are Beneficial Holders as of the Voting Record Date and have delivered to the undersigned, as Nominee, Beneficial Holder Ballots casting such votes.7

Check here if
Beneficial Holder
checked the box
Name of, and Your Customer			in Item 3 of the
Account Number for, Each	Principal Amount of Class 6 Senior Notes Claims		Beneficial Holder
Beneficial Holder of Class 6	Votes on Proposed Plan of Reorganization		Ballot to Opt-Out
Senior Notes Claims	Accept	Reject	of Releases
1.	$	$
2.	$	$
3.	$	$
4.	$	$
5.	$	$
6.	$	$
7.	$	$
8.	$	$
9.	$	$
10.	$	$

[4]	Indicate in the appropriate column the aggregate principal amount voted for each account, or attach such information to this Master Ballot in the form of the following table. Please note that each Beneficial Holder must vote all of such Beneficial Holder’s Class 6 Senior Notes Claims to accept or to reject the Plan and may not split such vote. Any ballot executed by the Beneficial Holder that does not indicate an acceptance or rejection of the Plan or which indicates both an acceptance and a rejection of the Plan shall not be counted.

Solicitation Version

Item 4.	Certification as to Transcription of Information from Item 4 as to Class 6 Senior Notes Claims Voted Through Other Ballots.
The undersigned certifies that the undersigned has transcribed in the following table the information, if any, Beneficial Holders have provided in Item 4 of the Beneficial Holder Ballot, identifying any Class 6 Senior Notes Claims for which such Beneficial Holders have submitted other ballots (other than to the undersigned):

Name of, and Your	Information Transcribed from Item 4 of the Beneficial Holder Ballots
Customer Account Number	Account Number
for, Each Beneficial Holder	For other Class 6 Senior		Aggregate Unpaid
That Completed Item 4 of	Notes Claims for Which a		Principal Amount of
the Beneficial Holder	Beneficial Holder Ballot		Class 6 Senior Notes
Ballot	was submitted	Name of Holder	Claims Voted
1.			$
2.			$
3.			$
4.			$
5.			$
6.			$
7.			$
8.			$
9.			$
10.			$
Item 5. Certifications.
Upon execution of this Ballot, the undersigned certifies that:
1.	(a) the undersigned has received the Solicitation Package, and has delivered the same to Beneficial Holders holding Class 6 Senior Notes Claims through the undersigned; (b) the undersigned has received a completed and signed Beneficial Holder Ballot from each such Beneficial Holder; (c) the undersigned is the registered holder of the securities being voted or agent thereof; and (d) the undersigned has been authorized by each such Beneficial Holder to vote on the Plan and to make applicable elections;

2.	the undersigned has properly disclosed: (a) the number of Beneficial Holders holding Class 6 Senior Notes Claims through the undersigned; (b) the respective amounts of Class 6 Senior Notes Claims owned by each Beneficial Holder; (c) each such Beneficial Holder’s respective vote concerning the Plan; and (d) the customer account or other identification number for each such Beneficial Holder;

Solicitation Version
3.	if the undersigned is a Beneficial Holder and uses this Master Ballot to vote the undersigned’s Class 6 Senior Notes Claims, the undersigned confirms and attests to each of the certifications in Item 5 of the Beneficial Holder Ballot;

4.	each Beneficial Holder has certified to the undersigned that the Beneficial Holder is eligible to vote on the Plan as set forth herein; and

5.	the undersigned will maintain Beneficial Holder Ballots and evidence of separate transactions returned by Beneficial Holders (whether properly completed or defective) for at least one year after the Voting Deadline, and disclose all such information to the Bankruptcy Court or the Debtors, as the case may be, if so ordered.
Item 6. Holder Information and Signature.

Name of Bank, Broker, or Other Nominee:

Participant Number:

Name of Proxy Holder or Agent for Broker, Bank or Other Nominee (if applicable):

Signature:

Print Name:

Title:

Address:

Telephone:

Date Completed:

PLEASE COMPLETE, SIGN, AND DATE THE MASTER BALLOT AND
RETURN THE ORIGINAL PROMPTLY TO:
Morris Publishing Ballot Processing Center
c/o Kurtzman Carson Consultants LLC
1230 Avenue of the Americas, 7th Floor
New York, NY 10020
Telephone: 917-639-4278
YOUR ORIGINAL SIGNED MASTER BALLOT MUST BE ACTUALLY RECEIVED BY THE VOTING
DEADLINE, WHICH IS 11:59 P.M. (PREVAILING EASTERN TIME) ON JANUARY 12, 2010

Solicitation Version
IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING
INSTRUCTIONS, PLEASE CALL THE DEBTORS’ TABULATION AGENT, KURTZMAN CARSON
CONSULTANTS LLC, AT 917-639-4279
MASTER BALLOT INSTRUCTIONS
1.	Strict compliance with these instructions is important because the Plan can be confirmed by the Bankruptcy Court and thereby made binding upon the Beneficial Holders if it is accepted by the holders of at least two-thirds in amount and more than one-half in number of claims in at least one class that votes on the Plan and if the Plan otherwise satisfies the requirements for confirmation provided by section 1129(a) of the Bankruptcy Code. If the requisite acceptances are not obtained, the Bankruptcy Court may nonetheless confirm the Plan if it finds that the Plan provides fair and equitable treatment to, and does not discriminate unfairly against, the class or classes rejecting it, and otherwise satisfies the requirements of section 1129(b) of the Bankruptcy Code.

2.	To have the votes of your Beneficial Holders count, you should immediately: (a) deliver the Solicitation Package to each Beneficial Holder with clear instructions on when to return such ballots to you to allow you to complete and return this Master Ballot so that Kurtzman Carson Consultants LLC actually receives it prior to the Voting Deadline; or (b) if you are not submitting this Master Ballot, send Beneficial Holders Pre-Validated Ballots in their Solicitation Package for direct return to Kurtzman Carson Consultants LLC at the address listed above.

3.	With regard to any Beneficial Holder Ballots returned to you, to have the vote of your Beneficial Holder count, you must: (a) transfer the requested information from each such Beneficial Holder Ballot onto the Master Ballot; (b) execute the Master Ballot; and (c) timely deliver the Master Ballot to Kurtzman Carson Consultants LLC in accordance with these instructions.

4.	This Master Ballot should indicate the votes to accept or reject the Plan in Item 2, as transmitted to you by the Beneficial Holders of Class 6 Senior Notes Claims. IMPORTANT: EACH HOLDER OF A CLAIM MUST VOTE ALL OF HIS, HER, OR ITS CLAIMS IN A CLASS EITHER TO ACCEPT OR REJECT THE PLAN. IF ANY HOLDER DOES NOT INDICATE AN ACCEPTANCE OR REJECTION OF THE PLAN, OR INDICATES BOTH AN ACCEPTANCE AND REJECTION OF THE PLAN WITH RESPECT TO ITS CLAIMS, SUCH VOTE WILL NOT BE COUNTED. IN ADDITION, HOLDERS OF CLAIMS MAY NOT SPLIT THEIR VOTES WITH RESPECT TO THEIR CLAIMS. IF ANY HOLDER OF A CLAIM HAS ATTEMPTED TO SPLIT A VOTE BY SUBMITTING A BALLOT THAT PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN, OR ALLOCATES ONLY A PORTION OF A CLAIM OR CLAIMS EITHER FOR OR AGAINST THE PLAN, SUCH VOTE WILL NOT BE COUNTED.

5.	Votes cast by Beneficial Holders of Class 6 Senior Notes Claims through a Nominee should be applied against the positions held by such entities in the applicable security as of the Voting Record Date, as evidenced by the record and depository listings. Votes submitted by a Nominee, pursuant to a Master Ballot, will not be counted in excess of the record amount of such securities held by such Nominee.

6.	To the extent that conflicting votes or “overvotes” are submitted by a Nominee, the Tabulation Agent, in good faith, will attempt to reconcile discrepancies with the Nominees.

7.	To the extent that “overvotes” on a Master Ballot are not reconcilable prior to the preparation of the vote certification, the Tabulation Agent will apply the votes to accept and to reject the Plan in the same proportion as the votes to accept and reject the Plan submitted on the Master Ballot that contained the overvote, but only to the extent of the Nominee’s position in the security.

8.	If you are both the Nominee and Beneficial Holder and wish to vote such Class 6 Senior Notes Claims for which you are a Beneficial Holder, you may return either a Beneficial Holder Ballot or the Master Ballot for such Class 6 Senior Notes Claims.

Solicitation Version
9.	The Master Ballot may not be used for any purpose other than to vote to accept or reject the Plan.

10.	The Master Ballot does not constitute, and shall not be deemed to be, a proof of claim or interest or an assertion or admission of a Claim or Interest.

11.	The following Ballots will not be counted in determining the acceptance or rejection of the Plan: (a) any Ballot that is illegible or contains insufficient information to permit the identification of the Holder; (b) any Ballot cast by a Person or Entity that does not hold a Claim or Interest in a Class that is entitled to vote on the Plan, or is otherwise not entitled to vote on the Plan; (c) any unsigned Ballot; and/or (d) any Ballot not marked to accept or reject the Plan, or marked both to accept and reject the Plan.

12.	If the Master Ballot is received after the Voting Deadline, it will not be counted, unless otherwise determined by the Debtors. The method of delivery of the Master Ballot to Kurtzman Carson Consultants LLC is at your election and risk.

13.	The Master Ballot should not be sent to the Debtors, any indenture trustee, or the Debtors’ financial or legal advisors.

14.	You are required to retain Beneficial Holder Ballots in your files for at least one year after the Voting Deadline (or such date as is set by order of the Bankruptcy Court).